                                                                      EXHIBIT 11
                                                                      ----------

                     INTIMATE BRANDS, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)



                                                                   Thirteen Weeks Ended
                                                            ------------------------------------
                                                                 August 2,           August 3,
                                                                   1997                1996
                                                            ---------------     ----------------
Net income                                                         $60,998              $48,060
                                                            ===============     ================

Common shares outstanding:

     Weighted average                                              252,700              252,700

     Dilutive effect of stock options                                  724                  423

     Weighted average treasury shares                                (153)                  (9)
                                                            ---------------     ----------------

     Weighted average used to calculate
           net income per share                                    253,271              253,114
                                                            ===============     ================

Net income per share                                                  $.24                 $.19
                                                            ===============     ================


                                                                  Twenty-six Weeks Ended
                                                            ------------------------------------
                                                                 August 2,           August 3,
                                                                   1997                1996
                                                            ---------------     ----------------
Net income                                                         $93,896              $73,295
                                                            ===============     ================

Common shares outstanding:

     Weighted average                                              252,700              252,700

     Dilutive effect of stock options                                  642                  241

     Weighted average treasury shares                                (161)                  (5)
                                                            ---------------     ----------------

     Weighted average used to calculate
           net income per share                                    253,181              252,936
                                                            ===============     ================

Net income per share                                                  $.37                 $.29
                                                            ===============     ================
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